Exhibit (10.ac)

THIRD AMENDMENT TO THE
MET-PRO CORPORATION SALARIED PENSION PLAN
Amended and Restated Effective September 1, 2000

This Third Amendment to the Met-Pro Corporation Salaried Pension Plan (the “Plan”) is made by Met-Pro Corporation (the “Company”) and is effective as of March 28, 2005.

WITNESSETH

WHEREAS, the Company maintains the Plan for the benefit of its eligible employees;

WHEREAS, Section 16.1 of the Plan permits the Company to amend the Plan; and

WHEREAS, the Company desires to amend the Plan, effective March 28, 2005, to eliminate the mandatory distribution of benefits with an Actuarial Equivalent present value not exceeding $5,000.

NOW THEREFORE, the Plan is hereby amended, effective March 28, 2005, as follows:

1.    Section 8.1 is amended by deleting the following parenthetical phrase:

“(if the Actuarial Equivalent present value of such benefit as of the Participant’s Annuity Starting Date or at the time of any prior distribution is in excess of $5,000)”

2.    Section 8.2 is deleted in its entirety and it is retitled “Reserved.”

3.    The second sentence of Section 8.3 is amended to read as follows:

A Participant’s Annuity Starting Date shall be the earliest of (a) the first day of the month coincident with or next following the day of the Participant’s Retirement, (b) the first day of the month coincident with or next following the Participant’s Normal Retirement Date if the Participant has a Separation from Service prior to that time, unless the Participant elects under Section 8.4 to commence to receive distribution prior to his Normal Retirement Date, and (c) effective for all Participants (except Participants that attained age 70½ after January 1, 1988 and before January 1, 2003, or Participants who are Five Percent Owners during the Plan Year ending with or within the calendar year in which they attain age 70½ or subsequent Plan Year), the first day of April immediately following the calendar year in which the Participant retires or attains age 70½, whichever occurs later.

4.    The first sentence of Section 8.4 is amended to read as follows:

A Participant who has a Separation from Service before his Normal Retirement Date with a Vested Interest may elect to have distribution of his Retirement Benefit commence before his Normal Retirement Date.

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed by its duly authorized officer this 31st day of August, 2005.

ATTEST:		Met-Pro Corporation

By	/s/ Gary J. Morgan	By	/s/ Raymond J. De Hont

Title:	Vice President-Finance	Title:	President